Exhibit 99

Investor Relations Contact

Shane O’Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL FISCAL YEAR OF FISCAL 2025

Wilmington, MA – October 22, 2025 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its fourth quarter and full year ended August 30, 2025, as compared to the corresponding periods in the prior fiscal year. The fourth quarter and full year in fiscal 2024 included an extra week of operations as compared to fiscal 2025.

Q4 2025 Financial Highlights

•
Consolidated revenues for the fourth quarter were $614.4 million compared to $639.9 million in the prior year.
•
Excluding the impact of the extra week of operations in fiscal 2024, consolidated revenues increased 3.4%.
•
Operating margin was 8.1% of revenues compared to 8.4% of revenues in the prior year.
•
The quarterly tax rate was 20.2% compared to 21.8% in the prior year.
•
Net income was $41.0 million compared to $44.6 million in the prior year
•
Diluted earnings per share decreased to $2.23 from $2.39 in the prior year.
•
Adjusted EBITDA margin was 14.3% of revenues compared to 14.9% of revenues in the prior year.

The Company’s financial results for the fourth quarters of fiscal 2025 and 2024 included approximately $1.4 million and $1.8 million, respectively, of costs directly attributable to its customer relationship management (“CRM”) computer system and enterprise resource planning (“ERP”) projects. The Company refers to the CRM and ERP projects together as its “Key Initiatives”. The effect of these items on the fourth quarter of fiscal 2025 and 2024 combined to decrease:

•
Operating income and Adjusted EBITDA by $1.4 million and $1.8 million, respectively.
•
Net income by $1.1 million and $1.3 million, respectively.
•
Diluted earnings per share by $0.05 and $0.07, respectively.

Fiscal 2025 Financial Highlights

•
Full year consolidated revenues were $2.432 billion, an increase of 0.2%.
•
Excluding the impact of the extra week of operations in fiscal 2024, full year revenues increased 2.1%.
•
Full year operating income was $184.5 million, an increase of 0.5%.
•
Net income for the year increased to $148.3 million from $145.5 million in the prior year.
•
Diluted earnings per share increased to $7.98 from $7.77 in the prior year.
•
Adjusted EBITDA margin was 13.8% of revenues as compared to 13.7% of revenues in the prior year.

The Company’s financial results for the full years of fiscal 2025 and 2024 included $6.8 million and $11.8 million, respectively, of costs directly attributable to its Key Initiatives. The effect of these items on the full years of fiscal 2025 and 2024 combined to decrease:

•
Operating income and Adjusted EBITDA by $6.8 million and $11.8 million, respectively.
•
Net income by $5.1 million and $9.0 million, respectively.
•
Diluted earnings per share by $0.28 and $0.48, respectively.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We closed the year with a solid fourth quarter. I am proud of the Company’s accomplishments during fiscal 2025 as we execute our strategic plan to drive long-term growth through investments in our people, technology and operational execution. I want to sincerely thank all of our Team Partners who continue to Always Deliver for each other and our customers as we strive towards our vision of being universally recognized as the best service provider in the industry. …all while living our mission of Serving the People Who do the Hard Work.”

Changes to Operating and Reportable Segments

Beginning with the fourth quarter of 2025, we are reporting results under three operating and reportable segments. This shift in reportable segments reflects how our leadership oversees and manages the business. Our three operating and reportable segments consist of the following:

Uniform & Facility Service Solutions

First Aid & Safety Solutions

Other

To assist investors, we have provided certain recast unaudited historical financial and operational data that is on a basis consistent with our revised segment structure. This data can be found both in our Form 8-K filed on October 17, 2025 and on our Investor Relations webpage under "News Releases." These changes only affect segment allocation of results and do not revise or restate our previously reported consolidated financial statements.

Q4 2025 Segment Financial Highlights

Uniform & Facility Service Solutions

•
Revenues for the quarter were $560.1 million compared to $586.0 million in the prior year.
•
Organic growth, which excludes the effect of acquisitions, fluctuations in the Canadian dollar and the impact of the extra week of operations in fiscal 2024, was 2.9%. The Uniform & Facility Service Solutions' organic growth rate was primarily the result of solid new account sales and improved customer retention.
•
Operating margin was 8.3% compared to 8.7% in the prior year.
•
Adjusted EBITDA margin was 14.8% compared to 15.3% in the prior year.

The costs we incurred related to the Key Initiatives were recorded to the Uniform & Facility Service Solutions’ segment, and decreased both the Uniform & Facility Service Solutions’ operating and Adjusted EBITDA margins for the fourth quarters of fiscal 2025 and 2024 by 0.2% and 0.3%, respectively.

The segment’s operating and Adjusted EBITDA margins in the fourth quarter of fiscal 2025 were down slightly from the fourth quarter of fiscal 2024, which benefited from the extra week of operations. In addition, the quarterly results reflect additional investments in accelerating growth, improving customer retention and our digital transformation.

First Aid & Safety Solutions

•
Revenues for the quarter were $31.1 million compared to $29.3 million in the prior year.
•
Organic growth was 12.4%, driven by strong growth in our First Aid van business.
•
Operating income and Adjusted EBITDA were $0.5 million and $1.5 million, respectively.

The segment’s results continue to reflect the investments we are making in our First Aid van business.

Balance Sheet and Capital Allocation

•
Cash, cash equivalents and Short-term investments totaled $209.2 million as of August 30, 2025.
•
Cash flow from operating activities increased to $296.9 million in fiscal 2025, or 0.5%.
•
The Company had no long-term debt outstanding as of August 30, 2025.
•
The Company paid dividends to shareholders of $24.6 million in fiscal 2025, an increase of 5.5% from the prior year.
•
During fiscal 2025, the Company repurchased 402,415 shares of Common Stock for approximately $70.9 million. As of August 30, 2025, the Company had $40.6 million remaining under its existing share repurchase authorization.

Financial Outlook

Mr. Sintros continued, “For fiscal 2026, we expect our revenues to be between $2.475 billion and $2.495 billion and fully diluted earnings per share to be between $6.58 and $6.98. This guidance includes an estimated $7.0 million of costs directly attributable to our Key Initiatives that we anticipate will be expensed in fiscal 2026. Please note the following regarding our guidance:

•
Net income, at the midpoint of the range, is expected to be $124.1 million.
•
Consolidated Operating Income, at the midpoint of the range, is expected to be $158.8 million.
•
Consolidated Adjusted EBITDA, at the midpoint of the range, is expected to be $319.7 million.
•
Net income, Operating Income and Diluted earnings per share are anticipated to be impacted by higher depreciation and amortization assumptions, largely due to the projected deployment of our ongoing Oracle ERP initiative. In addition, fiscal 2026 is expected to have higher stock-based compensation expense. As a reminder, these non-cash items are excluded from Adjusted EBITDA.
•
Uniform & Facility Service Solutions’ organic revenue growth, at the midpoint of the range, is expected to be 2.6%.
•
Uniform & Facility Service Solutions’ operating and Adjusted EBITDA margins, at the midpoint of the range, are expected to be 6.6% and 13.3%, respectively.
•
Overall results are anticipated to be impacted by lower expected revenue and profitability out of our nuclear services business.
•
The effective tax rate is assumed to be 26.0%.
•
Guidance does not include the impact of any future share buybacks or unexpected events affecting the economy generally.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly and full year financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, facility service products, as well as first aid and safety supplies and services. Together with its subsidiaries, the Company also manages specialized garment programs for the cleanroom and nuclear industries. In addition to partnering with leading brands, UniFirst manufactures its own branded workwear, protective clothing, and floorcare products at its five company-owned ISO-9001-certified manufacturing facilities. With more than 270 service locations, over 300,000 customer locations, and 16,000-plus employee Team Partners, the Company outfits more than 2 million workers every day. For more information, contact UniFirst at 888.296.2740 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” “assumption,” “vision,” “approximate,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of elevated inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine and disruption in the Middle East and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances, uncertainties regarding our ability to consummate acquisitions and successfully integrate acquired businesses, and the performance of such businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our nuclear business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, our ability to properly and efficiently design, construct, implement and operate a enterprise resource planning computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission (the “SEC”), New York Stock Exchange and accounting or other rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weaknesses in internal control over financial reporting disclosed in our Annual Report on Form 10-K for the year ended August 31, 2024 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 31, 2024, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended August 30, 2025	Fourteen weeks ended August 31, 2024	Fifty-two weeks ended August 30, 2025	Fifty-three weeks ended August 31, 2024
Revenues	$614,447	$639,867	$2,432,352	$2,427,431

Operating expenses:
Cost of revenues (1)	382,012	408,604	1,542,400	1,579,835
Selling and administrative expenses (1)	146,980	139,236	565,099	522,586
Depreciation and amortization	35,879	37,979	140,355	141,432
Total operating expenses	564,871	585,819	2,247,854	2,243,853

Operating income	49,576	54,048	184,498	183,578

Other (income) expense:
Interest income, net	(2,348)	(2,652)	(9,770)	(7,242)
Other expense (income), net	513	(372)	(1,107)	1,441
Total other income, net	(1,835)	(3,024)	(10,877)	(5,801)

Income before income taxes	51,411	57,072	195,375	189,379
Provision for income taxes	10,384	12,437	47,104	43,905

Net income	$41,027	$44,635	$148,271	$145,474

Income per share – Basic:
Common Stock	$2.32	$2.50	$8.33	$8.11
Class B Common Stock	$1.86	$2.00	$6.66	$6.49

Income per share – Diluted:
Common Stock	$2.23	$2.39	$7.98	$7.77

Income allocated to – Basic:
Common Stock	$34,420	$37,472	$124,551	$122,188
Class B Common Stock	$6,607	$7,163	$23,720	$23,286

Income allocated to – Diluted:
Common Stock	$41,027	$44,635	$148,271	$145,474

Weighted average shares outstanding – Basic:
Common Stock	14,823	15,018	14,961	15,073
Class B Common Stock	3,552	3,590	3,560	3,590

Weighted average shares outstanding – Diluted:
Common Stock	18,438	18,683	18,581	18,724

(1)
Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	August 30, 2025	August 31, 2024
Assets
Current assets:
Cash and cash equivalents	$203,501	$161,571
Short-term investments	5,672	13,505
Receivables, net	285,297	278,851
Inventories	145,197	156,908
Rental merchandise in service	227,720	237,969
Prepaid taxes	7,708	14,893
Prepaid expenses and other current assets	49,508	51,979
Total current assets	924,603	915,676
Property, plant and equipment, net	829,622	801,612
Goodwill	657,748	648,850
Customer contracts and other intangible assets, net	105,829	119,999
Deferred income taxes	977	833
Operating lease right-of-use assets, net	70,110	66,682
Other assets	189,266	142,761
Total assets	$2,778,155	$2,696,413

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$94,980	$92,509
Accrued liabilities	176,903	170,240
Accrued taxes	674	447
Operating lease liabilities, current	17,846	18,241
Total current liabilities	290,403	281,437
Long-term liabilities:
Accrued liabilities	128,554	123,401
Accrued and deferred income taxes	135,648	132,496
Operating lease liabilities	54,593	50,568
Total long-term liabilities	318,795	306,465
Shareholders’ equity:
Common Stock	1,468	1,500
Class B Common Stock	355	359
Capital surplus	109,107	104,791
Retained earnings	2,079,812	2,025,505
Accumulated other comprehensive loss	(21,785)	(23,644)
Total shareholders’ equity	2,168,957	2,108,511
Total liabilities and shareholders’ equity	$2,778,155	$2,696,413

Detail of Operating Results

(Unaudited)

	Thirteen weeks ended August 30, 2025				Fourteen weeks ended August 31, 2024
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safey Solutions	Other	Total	Uniform & Facility Service Solutions	First Aid & Safey Solutions	Other	Total
Revenues	$560,072	$31,123	$23,252	$614,447	$586,022	$29,283	$24,562	$639,867
Revenue Growth %	-4.4%	6.3%	-5.3%	-4.0%

Operating Income (Loss) (1), (2)	$46,567	$473	$2,536	$49,576	$50,834	$95	$3,119	$54,048
Operating Margin	8.3%	1.5%	10.9%	8.1%	8.7%	0.3%	12.7%	8.4%

Adjusted EBITDA (1), (2)	$83,098	$1,511	$3,457	$88,066	$89,893	$1,035	$4,099	$95,027
Adjusted EBITDA Margin	14.8%	4.9%	14.9%	14.3%	15.3%	3.5%	16.7%	14.9%

(1)
The Company’s financial results for the fourth quarters of fiscal 2025 and 2024 included approximately $1.4 million and $1.8 million, respectively, of costs directly attributable to its Key Initiatives.
(2)
The Key Initiatives' costs decreased both Uniform & Facility Service Solutions' operating and Adjusted EBITDA margins for the fourth quarters of fiscal 2025 and 2024 by 0.2% and 0.3%, respectively.

	Fifty-two weeks ended August 30, 2025				Fifty-three weeks ended August 31, 2024
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safey Solutions	Other	Total	Uniform & Facility Service Solutions	First Aid & Safey Solutions	Other	Total
Revenues	$2,218,562	$114,586	$99,204	$2,432,352	$2,224,030	$106,271	$97,130	$2,427,431
Revenue Growth %	-0.2%	7.8%	2.1%	0.2%

Operating Income (Loss) (3), (4)	$168,502	$853	$15,143	$184,498	$169,027	$(1,832)	$16,383	$183,578
Operating Margin	7.6%	0.7%	15.3%	7.6%	7.6%	-1.7%	16.9%	7.6%

Adjusted EBITDA (3), (4)	$313,198	$4,784	$18,788	$336,770	$311,610	$1,710	$20,022	$333,342
Adjusted EBITDA Margin	14.1%	4.2%	18.9%	13.8%	14.0%	1.6%	20.6%	13.7%

(3)
The Company's financial results for the full years of fiscal 2025 and 2024 included approximately $6.8 million and $11.8 million, respectively, of costs directly attributable to its Key Initiatives.
(4)
The Key Initiatives' costs decreased both Uniform & Facility Service Solutions' operating and Adjusted EBITDA margins for the full years of fiscal 2025 and 2024 by 0.3% and 0.5%, respectively.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Fifty-two weeks ended August 30, 2025	Fifty-three weeks ended August 31, 2024
Cash flows from operating activities:
Net income	$148,271	$145,474
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization (1)	140,355	141,432
Share-based compensation	12,173	9,773
Accretion on environmental contingencies	1,280	1,264
Accretion on asset retirement obligations	875	976
Deferred income taxes	3,897	5,231
(Gain) loss on sale of property and equipment	(2,117)	561
Other	448	466
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(6,478)	511
Inventories	12,318	(8,458)
Rental merchandise in service	10,039	10,548
Prepaid expenses and other current assets and Other assets	(24,330)	(12,582)
Accounts payable	2,333	(4,069)
Accrued liabilities	(8,774)	(3,021)
Prepaid and accrued income taxes	6,582	7,163
Net cash provided by operating activities	296,872	295,269

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(11,911)	(203)
Capital expenditures, including capitalization of software costs	(154,345)	(160,417)
Purchases of investments	(20,406)	(24,581)
Maturities of investments	28,356	21,679
Proceeds from sale of assets	3,259	1,286
Net cash used in investing activities	(155,047)	(162,236)

Cash flows from financing activities:
Payment of deferred financing costs	(1,164)	—
Proceeds from exercise of share-based awards	4	4
Taxes withheld and paid related to net share settlement of equity awards	(4,473)	(3,239)
Repurchase of Common Stock	(70,895)	(23,780)
Payment of cash dividends	(24,625)	(23,345)
Net cash used in financing activities	(101,153)	(50,360)

Effect of exchange rate changes	1,258	(545)

Net increase in cash and cash equivalents	41,930	82,128
Cash and cash equivalents at beginning of period	161,571	79,443
Cash and cash equivalents at end of period	$203,501	$161,571

(1)
Depreciation and amortization for the full year of fiscal 2025 and 2024 included approximately $17.0 million and $18.8 million, respectively, of non-cash amortization expense recognized on acquisition-related intangible assets.

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement the Company’s consolidated financial results in this press release, the Company also presents Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. The Company defines Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, further adjusted for share-based compensation expense and other items impacting the comparability of the Company’s underlying operating performance between periods. Adjusted EBITDA margin is defined as Adjusted EBITDA for a period divided by revenue for the same period.

The Company believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company and its segments to both management and investors. In addition, by excluding certain items, these non-GAAP financial measures enable management and investors to further evaluate the underlying operating performance of the Company.

Supplemental reconciliations of the Company’s consolidated net income on a GAAP basis to Adjusted EBITDA and Adjusted EBITDA margin, are presented in the following table. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures, which are provided below. Adjusted EBITDA and Adjusted EBITDA margin should be considered in addition to, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

The Company does not allocate its provision for income taxes to its business segments and as a result, presents it in a separate column in the following tables:

	Thirteen weeks ended August 30, 2025
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safey Solutions	Other	Unallocated Adjustments	Total
Revenue	$560,072	$31,123	$23,252	$—	$614,447

Net income	$48,402	$473	$2,536	$(10,384)	$41,027
Provision for income taxes	—	—	—	10,384	10,384
Interest income, net	(2,348)	—	—	—	(2,348)
Depreciation and amortization	34,086	1,008	785	—	35,879
Share-based compensation expense	2,958	30	136	—	3,124
Adjusted EBITDA	$83,098	$1,511	$3,457	$—	$88,066
Adjusted EBITDA Margin	14.8%	4.9%	14.9%		14.3%

	Fourteen weeks ended August 31, 2024
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safey Solutions	Other	Unallocated Adjustments	Total
Revenue	$586,022	$29,283	$24,562	$—	$639,867

Net income	$53,858	$95	$3,119	$(12,437)	$44,635
Provision for income taxes	—	—	—	12,437	12,437
Interest income, net	(2,652)	—	—	—	(2,652)
Depreciation and amortization	36,214	913	852	—	37,979
Share-based compensation expense	2,473	27	128	—	2,628
Adjusted EBITDA	$89,893	$1,035	$4,099	$—	$95,027
Adjusted EBITDA Margin	15.3%	3.5%	16.7%		14.9%

	Fifty-two weeks ended August 30, 2025
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safey Solutions	Other	Unallocated Adjustments	Total
Revenue	$2,218,562	$114,586	$99,204	$—	$2,432,352

Net income	$179,379	$853	$15,143	$(47,104)	$148,271
Provision for income taxes	—	—	—	47,104	47,104
Interest income, net	(9,770)	—	—	—	(9,770)
Depreciation and amortization	133,420	3,815	3,120	—	140,355
Share-based compensation expense	11,532	116	525	—	12,173
Gain on the sale of a non-operating property	(2,792)	—	—	—	(2,792)
Executive transaction costs	1,429	—	—	—	1,429
Adjusted EBITDA	$313,198	$4,784	$18,788	$—	$336,770
Adjusted EBITDA Margin	14.1%	4.2%	18.9%		13.8%

	Fifty-three weeks ended August 31, 2024
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safey Solutions	Other	Unallocated Adjustments	Total
Revenue	$2,224,030	$106,271	$97,130	$—	$2,427,431

Net income (loss)	$174,828	$(1,832)	$16,383	$(43,905)	$145,474
Provision for income taxes	—	—	—	43,905	43,905
Interest income, net	(7,242)	—	—	—	(7,242)
Depreciation and amortization	134,831	3,443	3,158	—	141,432
Share-based compensation expense	9,193	99	481	—	9,773
Adjusted EBITDA	$311,610	$1,710	$20,022	$—	$333,342
Adjusted EBITDA Margin	14.0%	1.6%	20.6%		13.7%

Note: Our segment results for the fourth quarter and full fiscal year 2025 presented in this press release reflect our modified segments. Our prior period segment results presented in this press release have been recast to conform with the current presentation of our modified segments.

Supplemental reconciliations of the Company’s fiscal 2026 financial outlook for consolidated net income on a GAAP basis to Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures, are presented in the following table. In addition, supplemental reconciliations of the fiscal 2026 financial outlook for segments’ net income on a GAAP basis to segments’ Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures, are also presented in the following table.

Investors are encouraged to review the reconciliations of the outlook for these non-GAAP measures to the outlook for their most directly comparable GAAP financial measures, which are provided below. The Company’s outlook contains forward-looking statements and information. Actual results may differ materially. See “Forward-Looking Statements Disclosure.”

	Fifty-two weeks ended August 29, 2026 (1)
(In thousands, except percentages)	Uniform & Facility Service Solutions	First Aid & Safey Solutions	Other	Unallocated Adjustments	Total
Revenue	$2,276,000	$126,000	$83,000	$—	$2,485,000

Net income	$158,100	$1,600	$8,000	$(43,602)	$124,098
Provision for income taxes	—	—	—	43,602	43,602
Interest income, net	(9,900)	—	—	—	(9,900)
Depreciation and amortization	138,300	3,900	3,400	—	145,600
Share-based compensation expense	15,400	100	750	—	16,250
Adjusted EBITDA	$301,900	$5,600	$12,150	$—	$319,650
Adjusted EBITDA Margin	13.3%	4.4%	14.6%		12.9%

(1)
Amounts represent the midpoint of the Company’s guidance.